Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I.Parties

This First Amendment to Second Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of March 1, 2021, and is made by and among the following parties:

A.Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank (“Bank”), with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024; and

B.Ally Financial Inc., a Delaware entity (“Ally”) with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024 (together with Bank, the “Ally Parties,” and Bank and Ally each being an “Ally Party”); and

C.Carvana, LLC, an Arizona limited liability company, with its principal executive office located at 1930 West Rio Salado Parkway, Tempe, AZ 85281 (the “Dealership”).

II.Recitals

The essential facts relied on by Bank, Ally and the Dealership as true and complete, and giving rise to this Agreement, are as follows:

A.The Ally Parties and the Dealership are parties to a Second Amended and Restated Inventory Financing and Security Agreement, effective as of October 1, 2020 (as it may have been amended, the “IFSA”).

B.The parties desire to amend the IFSA as outlined in this Amendment.

III.Agreement

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, the Ally Parties and the Dealership agree to the following:

A.Capitalized terms used but not defined in this Amendment have the meanings given to them in the IFSA.

B.Effective as of March 1, 2021, the Interest rate under Section III.B.1 of the IFSA is changed from “1-M LIBOR Index Rate* plus an ‘Increment’ of 315 basis points” to “1-M LIBOR Index Rate* plus an ‘Increment’ of 265 basis points.” The remainder of Section III.B.1 is unchanged.

C.All other provisions of the IFSA remain unchanged and in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail.

D.Except as provided above, the IFSA and all other agreements between each of the Ally Parties and the Dealership remain in full force and effect as written.

E.If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

F.This Amendment:

a.May be modified only by a writing signed by all parties.

b.May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. Any electronically placed or delivered (e.g., via fax or email) signatures of the parties constitute and are deemed original signatures for all purposes.

c.Binds and inures to the benefit of the parties and their respective successors and assigns.

d.Constitutes the entire agreement of the parties with respect to its subject matter.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative effective the date first written above.

Ally Bank		Carvana, LLC

By:	/s/ Stephen B. Gambrell	By:	/s/ Paul Breaux
Name:	Stephen B. Gambrell	Name:	Paul Breaux
Title:	Authorized Representative	Title:	Vice President
Date:	March 15, 2021	Date:	March 15, 2021

Ally Financial Inc.

By:	/s/ Stephen B. Gambrell
Name:	Stephen B. Gambrell
Title:	Authorized Representative
Date:	March 15, 2021